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                                                                    EXHIBIT 11.1

                          CAPSTAR BROADCASTING CORPORATION

                     STATEMENT RE COMPUTATION OF HISTORICAL AND
                     PRO FORMA HISTORICAL OF PER SHARE EARNINGS
                    (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                                           THREE MONTHS
                                                                              ENDED
                                                    YEAR ENDED              MARCH 31,
                                                   DECEMBER 31,    ----------------------------
                                                       1997            1997            1998
                                                   ------------    ------------    ------------
Computation for statement of earnings:
  Net loss attributable to common stock..........  $    (52,811)   $     (8,997)   $    (29,805)
                                                   ============    ============    ============
Computation for weighted average common shares
  outstanding(1):
  Weighted average common shares outstanding.....    25,455,211      19,288,014      46,130,912
  Incremental common shares applicable to common
     stock options and warrants based on the
     estimated fair value of the stock...........            --              --              --
  Weighted average common shares.................    25,455,211      19,288,014      46,130,912
                                                   ============    ============    ============
  Basic and diluted loss per common share........  $      (2.07)   $      (0.47)   $      (0.65)
                                                   ============    ============    ============


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(1) Earnings per common share is based on the weighted average number of shares of common stock and common stock equivalents outstanding during the period as adjusted for the one for ten reverse stock split.